Exhibit 1.01

APPLIED MATERIALS, INC.
CONFLICT MINERALS REPORT
FOR YEAR ENDED DECEMBER 31, 2025

This is the Conflict Minerals Report of Applied Materials, Inc., including its subsidiaries (collectively, “Applied” or the “Company”), prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934. Terms used in this report have the meaning specified in Rule 13p-l and/or Form SD issued by the Securities and Exchange Commission, except as otherwise expressly defined herein. Form SD defines “conflict minerals” as cassiterite, columbite-tantalite (coltan) and wolframite (and their derivatives, tin, tantalum and tungsten, respectively), and gold, regardless of the geographic origin of the minerals and whether or not they fund armed conflict. This report pertains to products manufactured from January 1 through December 31, 2025, for which any conflict minerals are necessary to the functionality or production of the product, as described further below.

Company Overview

A global company with a broad set of capabilities in materials engineering, Applied provides manufacturing equipment, services and software to the semiconductor and related industries, and operates under two reportable segments: Semiconductor Systems and Applied Global Services.

Applied Materials is committed to protecting human rights and conducting business in an ethical and responsible manner. Our commitment extends to the responsible sourcing of materials used in our products, as reflected in the Applied Materials Responsible Minerals Sourcing Policy (“Policy”). In addition to the Policy, we outline our expectations for all suppliers and partners with whom we work in our Standards of Business Conduct for Business Partners (“Standards”) and our Human Rights Statement of Principles (“Principles”). The Company contractually requires its direct suppliers to adhere to the Policy, Standards and Principles and to reasonably ensure products they sell to Applied do not contain conflict minerals unless these originated outside the Democratic Republic of the Congo or an adjoining country (collectively, the “DRC”) or from RMI “Conformant” sources within the DRC, as further defined below.

Applied does not directly purchase raw ore or unrefined conflict minerals, nor does it have a direct relationship with any mines of origin or with any smelters or refiners (collectively, “smelters”) that process these minerals. Rather, Applied is a downstream company with an extensive and complex supply chain from which it purchases parts, components and assemblies (collectively, “Parts”). The Company’s manufacturing activities consist primarily of the assembly, testing and integration of various proprietary and commercial Parts that are used to manufacture systems. Applied has a distributed manufacturing model under which manufacturing and supply chain activities are conducted at its facilities, or those of contract manufacturers, located in various countries. Applied’s equipment products, due to their size and complexity, generally consist of thousands of Parts sourced from a multitude of suppliers. Because of Applied’s downstream position in our supply chain, many tiers removed from conflict minerals smelters, any efforts to understand the origin of any conflict minerals in our Covered Products (as defined below) necessarily relies on the cooperation of our direct suppliers and the disclosures by our suppliers of the source of conflict minerals they obtain from lower tier suppliers and smelters.

As detailed in this report, our approach to verifying the source and chain of custody of conflict minerals in our supply chain is designed to conform in all material respects with the OECD Due

Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition and the related Supplements (“OECD Guidance”).

Products Covered by this Report

Tantalum, tin, tungsten and gold are metals commonly used in the electronics and related industries due to physical properties that make them well-suited for a variety of applications, such as in cables, printed circuit boards, power supplies, capacitors, solder alloys and certain plastics. As a result, all or substantially all of Applied’s equipment products, and many of its spare parts products, manufactured in 2025 include components for which one or more conflict minerals are necessary to the functionality or production of the product and are therefore considered “Covered Products” for purposes of this report. The following is a general description of Covered Products by our two reporting segments and other business.

Semiconductor Systems. Applied’s Semiconductor Systems segment designs, develops, manufactures and sells a wide range of manufacturing equipment used to fabricate semiconductor chips, also referred to as integrated circuits (ICs). The Semiconductor Systems segment consists of the semiconductor capital equipment industry’s most comprehensive portfolio of products used in the chip making process. Our products address steps across materials engineering, process control and advanced packaging, including the conversion of patterns into device structures, transistor and interconnect fabrication, metrology, inspection and review, and packaging technologies for connecting finished IC die. The segment’s sales are to customers that serve the following markets: foundry, logic and other; dynamic random access memory (DRAM); and flash memory (NAND). Foundry, logic and other is comprised of leading-edge and non-leading edge technology nodes. Leading-edge represents customers that are producing on the most advanced technology nodes, defined as 7 nanometers and smaller. Non-leading edge technology nodes serve markets such as internet of things, communications, automotive, power and sensors.

Applied Global Services.  This segment provides service products, spares and factory automation software to customer fabrication plants globally. Through October 26, 2025, this segment also manufactured and sold 200mm and other equipment, which was shipped to customers globally that serve non-leading-edge markets. Effective the first quarter of our fiscal 2026, our 200mm equipment business was moved to our Semiconductor Systems segment.

Other. We also manufacture products and serve customers in certain other industries, including manufacturing equipment for the display industry.

Applied’s Conflict Mineral’s Compliance Program and Findings

Applied conducted in good faith a reasonable country of origin inquiry (“RCOI”) that it believes was reasonably designed to determine whether any of the necessary conflict minerals in its Covered Products manufactured in 2025 originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “DRC”), or Conflict Affected High Risk Areas (CAHRAs), or were from recycled or scrap sources. Based on its RCOI, Applied determined it had insufficient information to conclude either (i) that all of its necessary conflict minerals originated outside the DRC or any CAHRAs or from sources within the DRC or any CAHRAs deemed “Conformant” by the Responsible Minerals Initiative (“RMI”), or (ii) that all of its necessary conflict minerals came from recycled or scrap sources.

Applied therefore undertook further due diligence on the source and chain of custody of necessary conflict minerals contained in its Covered Products. Its due diligence approach was designed to conform in all material respects with the OECD Guidance. Since 2025, Applied has worked with SupplierSoft Inc., a third-party service provider, as its partner for conflict minerals due diligence.

For calendar year 2025, Applied started with the list of surveyed suppliers for calendar year 2024 (190 suppliers), removed one supplier that merged with an existing supplier, and removed five suppliers who during the past consecutive three years reported there were no conflict minerals in products supplied to Applied, arriving at the list of suppliers to be surveyed (the “Surveyed Suppliers”) (184 in total). Applied previously selected the surveyed suppliers by identifying (i) the top direct (or first-tier) suppliers in terms of total spend, (ii) suppliers who during the past five years were part of the top direct suppliers by spend, and (iii) suppliers considered reasonably likely to provide Parts containing conflict minerals based upon the commodity (e.g., suppliers of sputtering targets and suppliers of gold plating) or based upon prior reporting. Further, to reach suppliers with lower spend, Applied directly contacted almost all direct suppliers with a request to provide conflict minerals information. Following our risk-based approach, we then elected to cease outreach to suppliers who consistently stated they did not use conflict minerals in products furnished to Applied and instead focus our efforts on suppliers more likely to have conflict minerals in their products. The Surveyed Suppliers represent approximately 65% of the Company’s actual total expenditures to all direct suppliers for fiscal year 2025.1 All of the Surveyed Suppliers responded. Of the smelters that were reported by the Surveyed Suppliers, 6.57% used minerals that originated from 100% recycled or scrap sources.

The table below summarizes certain information pertaining to smelters identified by Surveyed Suppliers. The Responsible Minerals Initiative (“RMI”), of which Applied is a member, defines “Conformant” smelters as those smelters that are conformant with the Responsible Minerals Assurance Process (“RMAP”) assessment protocols. “Active” smelters and refiners are participants in the RMAP who have agreed in writing to undergo a third-party audit or are participating in one of the cross-recognized certification programs, signed an “Agreement for the Exchange of Confidential Information” and submitted a due diligence checklist. The classification of smelters considered Conformant or Active is as reported by the RMI in their Facility Database (https://www.responsiblemineralsinitiative.org/facility-links/facility-database/) and is current as of April 30, 2026.

Number of RMI “Conformant” smelters	207
Number of “Eligible” smelters reported to be located in the DRC that are not rated “Conformant” or “Active”	2
Attached as Appendix A is a list of the smelters identified by the Surveyed Suppliers as the facilities that process conflict minerals necessary to their products as communicated in their Conflict Minerals Reporting Template (“Template”). Most Surveyed Suppliers reported smelter information at the company level, not at the product level, and did not identify the specific smelters providing conflict minerals that were incorporated in a particular Part sold to Applied. Both company level and product level disclosures are overinclusive due to the nature of how the information disclosed is collected and distributed. Because the Surveyed Suppliers did not identify the specific smelter that processed conflict minerals contained in a particular Part, inclusion of a smelter or refiner in Appendix A does not necessarily mean that any minerals, including any conflict minerals, from any listed smelter are contained in any Part or included in a Covered Product. Further, we lack sufficient information to confirm the specific countries or mines of origin of the conflict minerals processed by those smelters.
1 Applied’s fiscal year ends on the last Sunday in October.

Certain Surveyed Suppliers reported potential sourcing from two gold smelters or refiners in the DRC that were not deemed Conformant smelters (CID003185 - African Gold Refinery Ltd., and CID005006 – Gasabo Gold Refinery Ltd.). The Company has instructed the affected Surveyed Suppliers to remove these three smelters from their supply chains. However, our Surveyed Suppliers have no direct relationship with the smelters and are merely reporting information they received from their suppliers, who in turn rely on information from the sub-tier supply chain, often 8-10 levels deep. Information about these smelters lacked a chain of custody and therefore were insufficient to tie gold from one or more of these smelters to products supplied to Applied. Further, Applied found no direct evidence that minerals from these three smelters were incorporated into its Covered Products. Thus, we have no reason to believe that these smelters supply minerals that are contained in the Covered Products, and Applied has no contractual or direct business relationship with such smelters.
The Company’s Supply Chain Certification for Environmental and Social Sustainability (SuCCESS) Program Office is contacting other smelters reported by the Surveyed Suppliers that are not RMI Conformant or Active directly and via working groups within the RMI, urging them to submit to an RMI assessment and conform to the RMAP. In addition, Applied is supporting the RMI with efforts to release formal audit documents to improve the implementation of the RMAP program.

The Surveyed Suppliers did not identify the specific smelters providing conflict minerals that were incorporated in a Part sold to Applied. Further, for many smelters reported by the Surveyed Suppliers, there is inadequate information available to assess the source or country of origin of the conflict minerals they process. Therefore, for Covered Products manufactured in 2025, Applied concluded in good faith that it lacks sufficient information to trace the chain of custody of any conflict minerals contained in its Covered Products up through the supply chain to a specific smelter or, in turn, to a country or mine of origin.
Applied’s Due Diligence Process
Applied’s due diligence approach on the source and chain of custody of its necessary conflict minerals was designed to conform in all material respects with the OECD Guidance, an internationally recognized due diligence framework consisting of a multi-step, risk-based process, certain aspects of which differ depending in part on the position of a company in the supply chain. Applied is a “downstream” company, which refers to supply chain participants from the smelter to the retailer, in contrast to those “upstream,” that is, from the mine to the smelter.

As a downstream provider of finished products, Applied does not have direct relationships with smelters and does not perform or specify audits of entities upstream in its supply chain. Through its membership and participation in the RBA, RMI and related working groups, Applied believes that seeking reliable information about smelters in its supply chain from its direct suppliers represents a reasonable and cost-effective approach to determine the mines or other locations of origin of conflict minerals in its products.

Company Management System

The SuCCESS Program Office is responsible for implementing the Company’s Responsible Minerals Sourcing program and briefing senior management about the results of these due diligence efforts.

The Company requires its direct suppliers to have programs and procedures in place to ensure that any conflict minerals used in the production of products sold to Applied conform to the requirements of the RMI. This means that products must not contain conflict minerals that directly or indirectly finance or benefit armed groups in the DRC. In addition, as a member of the RBA, Applied requires its suppliers to conform to the RBA Code of Conduct, which includes requirements pertaining to the responsible sourcing of conflict minerals. Such requirements, along with a requirement that suppliers provide completed Conflict Minerals Reporting Templates at Applied’s request, also are reflected in supplier contracts. If Applied learns that a Surveyed Supplier does not meet the Company’s requirements, Applied contacts the Surveyed Supplier and communicates the findings and recommended corrective action.

Violations or grievances related to conflict minerals can be reported at the industry level to the RMI at http://www.responsiblemineralsinitiative.org/ or at a company level to our 24-hour ethics helpline that is run by an independent third party at helpline.appliedmaterials.com.

Applied retains relevant documentation for a period of five years, including Templates completed by the Surveyed Suppliers.

Risk Identification and Assessment
In light of the complexity of its supply chain, Applied used a risk-based approach in designing the scope of its RCOI and due diligence process. As previously noted, the Company focused on direct suppliers who previously indicated the products they provide to Applied contain conflict minerals to arrive at the target list of Surveyed Suppliers. Applied’s SuCCESS Program Office partnered with SupplierSoft to conduct the outreach to the Surveyed Suppliers and compared information they provided to RMI data concerning the RMAP audit status of the applicable smelter.

The Conflict Minerals Reporting Template (the “Template”) version 6.4 developed by the RMI was used to collect information on the conflict minerals that may be in Covered Products manufactured in 2025. By asking Surveyed Suppliers to complete the Template, Applied conducted a country-of-origin due diligence reasonably designed to determine whether any of the necessary conflict minerals in its Covered Products originated in the DRC or a CAHRA. Applied received wholly or partially completed Templates from 100% of its Surveyed Suppliers. The majority of the responding Surveyed Suppliers provided data at a company or “user defined” level, rather than at a part number level, a permitted option under the Template.

Applied assessed the status of smelters and refiners identified in the supply chain by the Surveyed Suppliers who listed mineral processing facilities in their Templates. Each identified smelter or refiner of a conflict mineral is assessed according to red-flag indicators defined in the OECD Guidance. These factors include (i) geographic proximity to the DRC, (ii) known mineral source country of origin, (iii) RMAP audit status, (iv) credible evidence of unethical or conflict sourcing and (v) peer assessments conducted by credible third-party sources. Such smelters are labeled smelters of interest. Applied then used the outcome of the risk assessment as well as RMI status to determine which smelter or refiner required further engagement.

Applied was not required to, and it did not, obtain an independent private sector audit of its due diligence approach.

Risk Mitigation Strategy and Future Due Diligence

Applied intends to continue to enhance its ability to identify suppliers reasonably likely to provide Parts containing conflict minerals, as well as its ability to link the smelter information its suppliers report to specific products they supply to Applied, by requiring suppliers to provide product level Templates for tantalum target, gold plating and special process parts.

The Company is a co-chair of the Responsible Minerals Initiative (RMI) Smelter Engagement Team, which contacts smelters and assists them with undergoing RMAP assessments to validate the smelters’ company-level management processes for responsible minerals procurement. The co-chair oversees the RMI Smelter Engagement Team sub-groups and acts as a liaison between the RMI and the sub-group members, which include the Single Point of Contacts (SPOC) for each eligible (as defined by the RMI) conflict minerals smelter. In 2025, the Company prioritized helping RMI with data cleanup efforts and confirmation of smelter eligibility. We recognize that our extensive and complex supply chain makes it challenging for us to influence conflict minerals sourcing decisions. Therefore, while we encourage our suppliers to reach out (or encourage their own suppliers to reach out) to upstream smelters that provide them with conflict minerals and require that such smelters obtain a “conflict-free” designation, we have decided to work through the RMI directly with the smelters and their respective SPOCs to encourage smelters (and ensure they have the necessary resources) to undergo an RMAP audit and achieve Conformant status. In 2025, the Company was the SPOC for and supported approximately 6 smelters undergoing RMI assessments to retain their “Conformant” status, in addition to organizing outreach for 3 smelter engagement sub-groups.

Forward-Looking Statement Disclaimer

This report includes forward-looking statements, including those regarding Applied’s expected future supplier due diligence and engagement efforts and development of related processes, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: regulatory changes and judicial developments relating to conflict minerals disclosure; changes in our supply chain, components and parts, or products; industry developments relating to supply chain diligence, disclosure and other practices; and other factors discussed in the “Risk Factors” section of, and elsewhere in, our filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

Appendix A
Section 1: Smelters and Refiners Identified by Surveyed Suppliers

Metal	Smelter Facility Name	Country	Smelter ID
Gold
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Agosi AG	GERMANY	CID000035
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Albino Mountinho Lda.	PORTUGAL	CID002760
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Metalfine, Inc.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atlantic Copper, S.L.U.	SPAIN	CID003350
Gold	Attero Recycling Pvt Ltd	INDIA	CID004697
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Aurubis AG, Hamburg	GERMANY	CID000113

Metal	Smelter Facility Name	Country	Smelter ID
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden Mineral AB (Ronnskar)	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Coimpa Industrial LTDA	BRAZIL	CID004010
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	Dongwu Gold Group	CHINA	CID003663
Gold	Dowa Metals & Mining Co. Ltd	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Elite Industech Co., Ltd.	TAIWAN	CID004755
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561

Metal	Smelter Facility Name	Country	Smelter ID
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	Gasabo Gold Refinery Ltd.	RWANDA	CID005006
Gold	GG Refinery Ltd.	TANZANIA	CID004506
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Glencore Canada Corporation – CCR Refinery	CANDADA	CID000185
Gold	Gold by Gold Colombia	COLOMBIA	CID003641
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Gold Corporation - The Perth Mint	AUSTRALIA	CID002030
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Impala Platinum – Platinum Metals Refinery (PMR)	SOUTH AFRICA	CID004714
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807

Metal	Smelter Facility Name	Country	Smelter ID
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Advanced Metals Corporation	JAPAN	CID000937
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	POLAND	CID005401
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078

Metal	Smelter Facility Name	Country	Smelter ID
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	MD Overseas	INDIA	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Minera Titan del Peru SRL (MTP) – Belen Plant	PERU	CID005014
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MKS PAMP SA	SWITZERLAND	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220

Metal	Smelter Facility Name	Country	Smelter ID
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Noble Metal Services	UNITED STATES OF AMERICA	CID003690
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Remondis PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546

Metal	Smelter Facility Name	Country	Smelter ID
Gold	Safimet S.p.A.	ITALY	CID002973
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	CID003666
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750
Gold	Shenzhen Jinjunwei Resource Comprehensive Development Co., Ltd.	CHINA	CID004435
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761

Metal	Smelter Facility Name	Country	Smelter ID
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sumitomo Metal Minin Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Super Dragon Technology Co., Ltd.	TAIWAN	CID001810
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA	CID004491
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	WEEEREFINING	FRANCE	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129

Metal	Smelter Facility Name	Country	Smelter ID
Gold	Yunnan Copper Industry Co., Ltd. Southwest Copper Branch	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA	CID002243
Tantalum
Tantalum	5D Production OU	ESTONIA	CID003926
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA	CID004813
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506

Metal	Smelter Facility Name	Country	Smelter ID
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	PowerX Ltd.	RWANDA	CID004054
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin
Tin	Alpha Assembly Solutions Inc.	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703

Metal	Smelter Facility Name	Country	Smelter ID
Tin	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Conecsus LLC	UNITED STATES OF AMERICA	CID003504
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	CRM Synergies	SPAIN	CID003524
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	Dongguan Best Alloys Co., Ltd.	CHINA	CID000377
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538

Metal	Smelter Facility Name	Country	Smelter ID
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	CID004754
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd.	CHINA	CID004796
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517

Metal	Smelter Facility Name	Country	Smelter ID
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	P Kay Metal, Inc.	UNITED STATES OF AMERICA	CID005189
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Masbro Alam Stania	INDONESIA	CID003380
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	CID004692
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Super Ligas	BRAZIL	CID002756
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING SMELTING	JAPAN	CID004403
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325

Metal	Smelter Facility Name	Country	Smelter ID
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Woodcross Smelting Company Limited	UGANDA	CID004724
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Fujian Xinlu Tungsten	CHINA	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513

Metal	Smelter Facility Name	Country	Smelter ID
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN	CID003407
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN	CID004397
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM	CID002543
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003612
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003614
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	CID004438

Metal	Smelter Facility Name	Country	Smelter ID
Tungsten	S.P.T. spol.s r.o.	CZECHIA	CID005068
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Yudu Ansheng Tungsten Co., Ltd.	CHINA	CID003662